================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -----------------------

                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                            ----------------------


Date of Report (Date of earliest event reported): February 25, 2000



                            MANUGISTICS GROUP, INC.
               (Exact name of issuer as specified in its charter)

Delaware                            0-22154               52-1469385
(State or other jurisdiction of     (Commission           (I.R.S. Employer
  incorporation or organization)     File Number)         Identification Number)


                           2115 East Jefferson Street
                           Rockville, Maryland 20852
             (Address of principal executive offices and zip code)


                                 (301) 984-5000
              (Registrant's telephone number, including area code)

Item 5.  Other Events.

  On February 25, 2000, Manugistics Group, Inc. (the "Company") entered into a settlement agreement and general release (the "Settlement") with Level 8 Systems, Inc., a New York corporation ("Level 8") which provided for the dismissal of both the lawsuit filed by Template Software, Inc. ("Template"), against Manugistics, Inc., the Company's principal subsidiary, in the United States District Court for the Eastern District of Virginia, Alexandria Division, and the counterclaims made by Manugistics, Inc. against Template in the action. Template was formerly a Virginia corporation which was merged in December 1999 into a wholly-owned subsidiary of Level 8 (the successor in interest to Template). The Company initially reported Template's lawsuit in the Company's Quarterly Report on Form 10-Q for the period ended August 31, 1999.

Pursuant to its terms, the Settlement does not constitute an admission of wrongdoing by either party to the dispute. The Settlement provides for a cash payment to be made by the Company to Template in an amount which will be covered by the Company's insurance carrier.

                                   SIGNATURE
                                   ---------


  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 2nd day of March, 2000.


                                                MANUGISTICS GROUP, INC.


                                                By: /s/ Raghavan Rajaji
                                                --------------------------------
                                                Raghavan Rajaji
                                                Executive Vice President and
                                                Chief Financial Officer